                                                                  EXHIBIT 10.30



                 SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

      THIS IS A SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE ("Settlement Agreement"), dated March 26, 1999 between BENTLEY SYSTEMS, INCORPORATED, a Delaware corporation with offices at 685 Stockton Drive, Exton, Pennsylvania, U.S.A. ("BSI"), Barry Bentley, Raymond Bentley, Scott Bentley, Gregory Bentley, and Keith Bentley (the "Bentleys") on the one hand, and INTERGRAPH CORPORATION, a Delaware corporation with offices at One Madison Industrial Park, Huntsville, AL 35894 ("Intergraph") on the other hand, all of which are collectively referred to as "the Parties".

      WHEREAS, on April 17, 1987, BSI and Intergraph entered into a Software License Agreement for MicroStation, which was amended from time to time with Amendments 1 through 14 (the "SLA");

      WHEREAS, various disputes arose among the parties relating to their respective rights under the SLA and other matters;

      WHEREAS, BSI initiated an arbitration proceeding before the American Arbitration Association, titled Bentley Systems, Incorporated, Claimant, and Intergraph Corporation, Respondent, case no. 30 Y 117 00094 96 (the "Arbitration");

      WHEREAS, hearings have been held in the Arbitration and final arguments are scheduled to take place before the Arbitrators;

      WHEREAS, BSI and Intergraph wish to settle all disputes and disagreements between them;

      NOW THEREFORE, the parties agree:

                                   SECTION 1

Released Claims; No Fault or Wrongdoing; Closing

      1.1 As used in this Settlement Agreement, "Released Claims" means any and all actions and causes of action, claims and demands, theories of recovery, suits, damages, costs, attorney's fees, expert fees, expenses, debts, dues, accounts, bonds, covenants, contracts, agreements, compensation, payments, royalties, interest, and profit disgorgement, and all sums of money known or unknown, absolute or contingent, liquidated or unliquidated, at law or in equity, that the Parties have or may have based upon any fact, matter, act, omission or circumstance, known or unknown (collectively, "Claims"), from the beginning of the world to the date of this Settlement Agreement, including, but not limited to, those that have been asserted or may have been asserted or could have been asserted in the Arbitration or otherwise; provided, however, that "Released Claims" shall not include any Claims based upon a breach of Intergraph's or BSI's obligations (i) under the Settlement Agreement, Software License Agreement and letter agreement between Intergraph and BSI, all dated March 10, 1999 and entered into in settlement of the PlotLib litigation; and (ii) to make payment for products or services obtained or provided in the normal course of business since January 1, 1999.

      1.2 Nothing in this Settlement Agreement, nor any actions taken by any party in connection with this Settlement Agreement, constitutes or should be construed as or deemed to be an admission of fault, liability or wrongdoing of any kind whatsoever on the part of any party. All Parties expressly deny any fault, liability or wrongdoing concerning the Released Claims and intend merely to avoid continuing litigation with each other.

      1.3 As used in this Settlement Agreement, the "Closing" means the time set by mutual agreement of Intergraph and BSI for the payment and delivery of the consideration, and the performance of other obligations to be performed at Closing under this Settlement Agreement; provided, however, that the Closing shall occur on or before April 1, 1999, or such later date to which Intergraph and BSI may agree in writing. If the Closing does not occur by the close of business on April 1, 1999 (or such extended date to which Intergraph and BSI agree in writing), then this Settlement Agreement shall become null and void and none of the Parties will have any further obligations hereunder. The "Consummation of the Closing" hereunder shall occur when the Parties have paid and delivered the consideration, and performed all other obligations to be performed at Closing under this Settlement Agreement.

                                   SECTION 2

Provisions Applicable to Intergraph

      2.1 At the Closing:

            (a) Intergraph shall pay BSI $12,000,000 (Twelve Million Dollars) U.S. by wire transfer; and

            (b) Intergraph shall transfer to BSI ownership of 3,000,000 (Three Million) shares of Class A common stock of BSI owned by Intergraph. Such transfer shall be accomplished by Intergraph's delivery to BSI of the certificate for such shares duly endorsed for transfer, and such transfer shall convey title to the shares to BSI free and clear of any liens or other encumbrances.

      2.2 Upon Consummation of the Closing, Intergraph does for itself and each of its subsidiaries, its representatives, officers, directors, affiliates, successors and assigns, and all persons claiming by, through or under it, hereby remise, release and discharge (a) BSI and each of its subsidiaries, and their respective officers, directors, shareholders, subsidiaries, employees, agents, servants, attorneys, heirs and personal representatives, (b) each of the Bentleys, and (c) all persons, corporations or other entities that might be claimed to be jointly or severally liable with BSI and/or one or more of the Bentleys, from the Released Claims (as defined in Section 1.1), except any claims for violation of this Settlement Agreement.

      2.3 Intergraph agrees that it will forever refrain from demanding, instituting prosecuting, participating in or instigating any derivative claim or derivative proceeding on behalf of BSI against the Bentleys based on the Released Claims.


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      2.4 Intergraph is solvent and will be solvent immediately after giving effect to the transactions contemplated by this Settlement Agreement.

                                   SECTION 3

Provisions Applicable to BSI and the Bentleys

      3.1 At the Closing, BSI must deliver to Intergraph properly signed papers necessary to effect the dismissal or withdrawal as applicable, with prejudice and without attorney fees, costs or expenses to any party, of the Arbitration.

      3.2 Upon Consummation of the Closing, BSI does for itself and each of its subsidiaries, its representatives, officers, directors, affiliates, successors and assigns, and all persons claiming by, through or under it, hereby remise, release and discharge Intergraph and each of its subsidiaries, and their respective officers, directors, shareholders, subsidiaries, employees, agents, servants, attorneys, heirs and personal representatives, and all persons, corporations or other entities that might be claimed to be jointly or severally liable with Intergraph and/or one or more of its subsidiaries, from the Released Claims (as defined in Section 1.1), except any claims for violation of this Settlement Agreement.

      3.3 Upon Consummation of the Closing, each of the Bentleys individually does for himself, his representatives, affiliates, successors, heirs and assigns, and all persons claiming by, through or under him, hereby remise, release and discharge Intergraph and each of its subsidiaries, and their respective officers, directors, shareholders, subsidiaries, employees, agents, servants, attorneys, heirs and personal representatives, and all persons, corporations or other entities that might be claimed to be jointly or severally liable with Intergraph and/or one or more of its subsidiaries, from the Released Claims (as defined in Section 1.1), except any claims for violation of this Settlement Agreement.

      3.4 The Bentleys and BSI agree that they will forever refrain from demanding, instituting, prosecuting, participating in or instigating any derivative claim or derivative proceeding on behalf of Intergraph against Intergraph's officers, directors, subsidiaries or any of the subsidiaries' officers or directors based on the Released Claims.

      3.5 If Intergraph delivers to BSI its stock certificate No. 28 evidencing its ownership of 10,804,595 shares of Class A Common Stock of BSI for use pursuant to Section 2.1(b) of this Settlement Agreement, then:

            (a) If there is a Consummation of Closing, BSI shall cancel certificate No. 28 and, simultaneously with the Consummation of Closing, deliver to Intergraph a duly authorized and executed certificate for 7,804,595 shares of BSI Class A Common Stock.

            (b) If there is no Consummation of Closing, BSI shall forthwith return to Intergraph stock certificate No. 28.


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                                   SECTION 4

Registration Rights; Voting Proxy

      4.1 Piggyback Registration in IPO.

            4.1.1 Notice of Piggyback Registration and Inclusion of Intergraph's BSI Shares. In the event that BSI, in its sole discretion, decides to register for sale to the public generally any of its Common Stock on a form that would be suitable for the initial public offering of its Common Stock in an underwritten offering (whether on a firm commitment or "best-efforts" basis) registered under the Securities Act of 1933 (the "IPO"), BSI will: (i) promptly give Intergraph written notice thereof (which shall include a list of the jurisdictions in which BSI intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such IPO all of the BSI Class A Common Stock owned by Intergraph and specified in a written request delivered to BSI by Intergraph within 15 days after delivery of such written notice from BSI; provided that the number of shares owned by Intergraph to be included in the IPO shall not exceed twenty percent (20%) of the total number of BSI shares included in the IPO.

            Intergraph shall enter into the underwriting agreement along with BSI for the IPO, which, with respect to Intergraph, shall contain such terms and provisions as are customarily applicable to selling shareholders. After the notice of a BSI IPO as contemplated by Section 4.1.1, then BSI will, from time to time, keep Intergraph advised as to the status of the underwriting offering, including the initiation and completion of the offering and the occurrence of material events or developments relating to or affecting the offering.

            4.1.2 Withdrawal in Piggyback Registration. If Intergraph disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to BSI and the underwriter delivered at least seven days prior to the effective date of the IPO registration statement.

            4.1.3 Blue Sky in Piggyback Registration. In the event of any registration of Intergraph's BSI shares in the IPO, BSI will exercise its best efforts to register and qualify the securities covered by the registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) BSI shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Settlement Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders. In the event the registered offering is effected on a "best-efforts" basis, the shares of stock to be sold thereby will be allocated among new shares to be issued by BSI and shares to be sold by Intergraph on a pro rata basis relative to the number of shares to be registered on behalf of each such party.

            4.1.4 Expenses of Registration. All Registration Expenses (as defined below) incurred in connection with any registration pursuant to this Settlement Agreement shall be


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borne by BSI. All Selling Expenses (as defined below) incurred in connection with any registration of Intergraph's BSI shares shall be borne by Intergraph pro rata on the basis of the number of shares registered.

            (a) "Registration Expenses" shall mean all expenses incurred by BSI in complying with the registration of Intergraph's BSI shares in the IPO, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for BSI and Intergraph, Blue Sky fees and expenses, and accounting fees and expenses, but excluding Selling Expenses.

            (b) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Intergraph's BSI shares in the IPO.

            4.1.5 Information Furnished by Intergraph. It shall be a condition precedent of BSI's obligations under this Section 4 of this Settlement Agreement that Intergraph furnish to BSI such information regarding Intergraph and the distribution proposed by Intergraph as BSI may reasonably request for purposes of including Intergraph's shares in the IPO.

            4.1.6 Indemnification.

            (a) BSI's Indemnification of Intergraph. To the extent permitted by law, BSI will indemnify Intergraph, each of its officers, directors and each person controlling Intergraph, with respect to the inclusion of Intergraph's shares in the IPO, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages, liabilities or expenses (or actions in respect thereof) to the extent such claims, losses, damages, liabilities or expenses arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement) incident to any such registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) by BSI of any rule or regulation promulgated under the Securities Act applicable to BSI and relating to action or inaction required of BSI in connection with any such registration, qualification or compliance; and BSI will reimburse Intergraph; each such underwriter and each person who controls Intergraph or such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, expense or action; provided, however, that the indemnity contained in this Section 4.1.6 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of BSI (which consent will not unreasonably be withheld); and provided, further, that BSI will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to BSI by Intergraph, or such underwriter, or controlling person and stated to be for use in connection with the offering of securities of BSI.

            (b) Intergraph's Indemnification of BSI. To the extent permitted by law, Intergraph will, if its BSI shares are included in the securities as to which such registration,


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qualification or compliance is being effected pursuant to this Settlement
Agreement, indemnify BSI, each of its directors and officers, each legal counsel and independent accountant of BSI, each underwriter, if any, of BSI's securities covered by such a registration statement, and each person who controls BSI or such underwriter within the meaning of the Securities Act, against all claims, losses, damages, liabilities or expenses (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) by Intergraph of any rule or regulation promulgated under the Securities Act applicable to Intergraph and relating to action or inaction required of Intergraph in connection with any such registration, qualification or compliance; and will reimburse BSI, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, expense or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to BSI by Intergraph and stated to be specifically for use in connection with the offering of securities of BSI; provided, however, that the indemnity contained in this Section 4.1.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Intergraph (which consent will not unreasonably be withheld); and provided further that Intergraph's liability under this Section 4.1.6 shall not exceed its proceeds from the offering of securities made in connection with such registration.

            (c) Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 4.1.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4.1.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of BSI and Intergraph in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 4.1.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 4.1.6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party other than under this Section 4.1.6.

            (d) Contribution. If the indemnification provided for in this
Section 4.1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party,


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in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (e) Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            (f) Survival. The obligations of BSI and Intergraph under this
Section 4.1 shall survive the completion of any offering of registrable securities in a registration statement under this Settlement Agreement, and otherwise.

      4.2 Lock-Up Commitment. In connection with the IPO, Intergraph shall execute and deliver, in a form reasonably satisfactory to the underwriter(s) in the IPO, a form of "lock-up" agreement pursuant to which Intergraph will agree not to sell any of its BSI shares (other than those included in the IPO pursuant to Section 4.1 hereof) for a period equal to that lock-up period as contained in comparable "lock-up" agreements signed by the Bentleys who remain as BSI shareholders at the time of the IPO.

      4.3 Proxy. At the Closing, Intergraph must execute and deliver to BSI an irrevocable proxy, covering the BSI shares owned by Intergraph, in the form attached hereto as Exhibit A. As long as such proxy remains in effect, Intergraph shall not acquire beneficial ownership of additional BSI shares.

                                   SECTION 5

Provisions Applicable to All Parties

      5.1 Bentley and Intergraph agree to keep confidential all of the terms and conditions of this Settlement Agreement and not disclose the terms and conditions to any third party except as may be required by or in connection with: (a) IRS, SEC or other similar domestic or foreign, federal, state or local reporting or disclosure requirements; (b) an order of a court of competent jurisdiction; (c) disclosures to accountants, advisors, lawyers and investors in the normal course of those parties' dealings with the Parties; or (d) a business transaction that requires the disclosure of such agreements or their terms under a confidentiality agreement which specifies that the terms and conditions of any confidential information will not be disclosed; provided, that (i) Intergraph's first public disclosure of this settlement in a report filed with the SEC under the Securities Act of 1934 shall include a statement that following the settlement, Intergraph's equity


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interest in BSI was reduced to approximately 33%, and (ii) after either party makes a public disclosure of the terms and conditions of this Settlement Agreement, the other Parties may make disclosures of the same terms and conditions.

      5.2 The Parties acknowledge that they have voluntarily entered into this Settlement Agreement, have had the advice of counsel regarding this Settlement Agreement, and are not acting under duress in entering into this Settlement Agreement.

      5.3 This Settlement Agreement is not assignable.

      5.4 Each party represents and warrants that it or he has the right and authority to enter into this Settlement Agreement and that this Settlement Agreement constitutes its or his valid and binding obligation.

      5.5 Each party represents and warrants that it or he is the sole owner of the Released Claims being released by it or him and that it or he has not previously assigned or transferred to any person or entity any of the Released Claims.

      5.6 This Settlement Agreement is governed by the law of the State of Delaware.

      5.7 This Settlement Agreement may be executed in counterparts, which together constitute a single agreement.

      5.8 This Settlement Agreement is the product of joint draftsmanship and will not be construed against one party more strictly than against the other.

      5.9 The headings in this Settlement Agreement are inserted merely for the purpose of convenience and will not affect the meaning or interpretation of this Settlement Agreement.

      5.10 The Parties understand, acknowledge and agree that if any matter of fact or law in their negotiations, discussions or correspondence regarding this Settlement Agreement is found hereafter to be different from the fact or law now known by them or any of them, they expressly accept and assume all risks of any such difference of fact or law, and they agree that this Settlement Agreement shall remain binding and effective notwithstanding any such difference of fact or law.

      5.11 Upon Consummation of the Closing, the Parties shall execute an acknowledgement that Consummation of the Closing has occurred.

      5.12 The Parties acknowledge and agree that all written agreements between or among them that are in effect on the date of the Closing shall remain in full force and effect following Consummation of the Closing.

      5.13 This Settlement Agreement sets forth the entire agreement among the Parties with respect to the subject matter hereof and may not be amended or modified except by written agreement signed by the Parties, except that Section 4 may be modified by a written amendment or subsequent written agreement(s) signed by BSI and Intergraph.


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                                             BENTLEY SYSTEMS, INCORPORATED

                                             By: /s/ David Nation
                                                --------------------------------

                                                Its: Senior Vice President
                                                    ----------------------------

                                                /s/ Barry Bentley
                                             -----------------------------------
                                             BARRY BENTLEY

                                                /s/ Raymond Bentley
                                             -----------------------------------
                                             RAYMOND BENTLEY

                                                /s/ Scott Bentley
                                             -----------------------------------
                                             SCOTT BENTLEY

                                                /s/ Gregory Bentley
                                             -----------------------------------
                                             GREGORY BENTLEY

                                                /s/ Keith Bentley
                                             -----------------------------------
                                             KEITH BENTLEY


                                             INTERGRAPH CORPORATION

                                             By: /s/ Stephen J. Phillips
                                                --------------------------------
                                                Stephen J. Phillips
                                                Its: Executive Vice President


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

                                    EXHIBIT A

                                IRREVOCABLE PROXY

      Intergraph Corporation ("Intergraph") hereby appoints the Secretary of Bentley Systems, Incorporated ("BSI") as its proxy, with the power of substitution, to vote at any meeting of stockholders, or to express written consent or dissent with respect to, all shares of Class A Common Stock of BSI now or hereafter held of record by Intergraph and any entity controlling, controlled by or under common control with Intergraph, and all shares issued hereafter in respect of such shares as a dividend, stock split or combination, or share reclassification (collectively, the "Shares"), in each case in accordance with instructions from BSI's Board of Directors.

      This is an irrevocable proxy, coupled with an interest, which is being granted pursuant to a Settlement Agreement and Mutual General Release dated April l, 1999, among Intergraph, BSI and other parties (the "Settlement Agreement"). Intergraph agrees that:

      1. This irrevocable proxy shall remain in effect as to the Shares for a period expiring on March 31, 2001, unless sooner terminated as to all or some Shares;

      2. Any sale or other transfer of Shares prior to BSI's IPO (as defined in the Settlement Agreement) shall be subject to this irrevocable proxy and the transfer of such Shares shall be conditioned upon the transferee's execution of a comparable irrevocable proxy and delivery of it to BSI;

      3. Any sale or other transfer of Shares in the IPO or thereafter shall not be subject to this irrevocable proxy if the sale or transfer is an open market sale (not privately negotiated) or if the transferee in a privately negotiated transfer beneficially owns (as defined in Section 4 below), after such transfer, less than 5% of BSI's outstanding voting stock. Any other sale or transfer shall be subject to this irrevocable proxy and shall be conditioned upon the transferee's execution of a comparable irrevocable proxy and delivery of it to BSI.

      4. This irrevocable proxy shall terminate at such time as the Bentleys (as defined in the Settlement Agreement) transfer beneficial ownership (as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934) of more than 50% of the BSI shares owned collectively by them on the date hereof to third parties such that such shares cease to be beneficially owned by one or more Bentleys.

      5. The certificates for Shares shall bear a legend disclosing that the Shares are subject to this irrevocable proxy.

                                       INTERGRAPH CORPORATION


                                       By:    /s/ Stephen J. Phillips
                                          -------------------------------------
                                              Stephen J. Phillips
Dated as of April l, 1999                     Title:   Executive Vice President


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